<PAGE 1>
Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1995
Distribution Date of February 15, 1995

Original Pool Amount                   $215,029,773.64

Beginning Pool Balance                 $181,848,004.17
Beginning Pool Factor                        0.8456876

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $4,765,383.98
  Interest Collected                     $1,414,209.36

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $37,276.16
Total Additional Deposits                   $37,276.16

Repos/Chargeoffs                           $119,312.68
Aggregate Number of Notes Charged Off               10

Total Available Funds                    $6,216,869.50

Ending Pool Balance                    $176,963,307.51
Ending Pool Factor                           0.8229712

Servicing Fee                              $151,540.00

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $11,870,900.83
  Target Percentage                              6.50%
  Target Balance                        $11,502,614.99
  Minimum Balance                        $4,300,595.47
  (Release)/Deposit                       $(368,285.84)
  Ending Balance                        $11,502,614.99

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                              828,643.77        659
    31-60 days                               86,406.07         88
    60+ days                                 20,763.66         16

    Total                                   935,813.50        663

  Balances:
    60+ days                                469,386.78         16

Memo Item - Reserve Account

  Prior Month                           $11,820,120.27
  Invest. Income                             50,780.56
    Beginning Balance                   $11,870,900.83

<PAGE 2>
Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1995

                                               TOTAL               NOTES          CERTIFICATES
Original
 Pool Amount Dist.:                       $215,029,773.64    $207,503,000.00      $7,526,773.64
 Distribution Percentage                                              96.50%              3.50%
 Coupon                                                               6.400%             6.625%

Beginning Pool Balance                    $181,848,004.17
Ending Pool Balance                       $176,963,307.51

Collected Principal                         $4,802,660.14
Collected Interest                          $1,414,209.36
Charge-Offs                                   $119,312.68
Servicing                                     $151,540.00

  Total Collections Available
    for Debt Service                        $6,065,329.50

Beginning Balance                         $181,644,067.91    $175,285,793.97      $6,358,273.94

Interest Due                                  $969,960.54        $934,857.57         $35,102.97
Interest Paid                                 $969,960.54        $934,857.57         $35,102.97
Principal Due                               $4,921,972.82      $4,749,703.77        $172,269.05
Principal Paid                              $4,921,972.82      $4,749,703.77        $172,269.05

Ending Balance                            $176,722,095.09    $170,536,090.20      $6,186,004.89
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.8218487935       0.8218667369

Total Distributions                         $5,891,933.36      $5,684,561.34        $207,372.02

Interest Shortfall                                  $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00

Excess Servicing                              $173,396.14

Beginning Reserve Account Balance          $11,870,900.83
(Release)/Draw                               $(368,285.84)
Ending Reserve Account Balance             $11,502,614.99

Memo Item - Advances:
 Servicer Advances - Current Month            $132,080.83
 Total Outstanding Servicer Advances        $1,343,517.83

<PAGE 3>
Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Sep 1994          Oct 1994          Nov 1994          Dec 1994          Jan 1995
Beg. Pool Balance        $203,361,626.24   $198,075,623.63   $192,785,338.12   $188,248,178.91   $181,848,004.17

A) Loss Trigger:
Principal of Contracts
  Charged off                $102,483.43        $71,359.78           $444.84        $32,460.45       $119,312.68
Recoveries                    $15,441.03        $29,623.23        $34,008.99       $115,127.07        $37,276.16


Total Charged off
  (Months 5,4,3)             $174,288.05
Total Recoveries
  (Months 3,2,1)              186,412.22
Net Loss/(Recoveries)
  for 3 Mos.                 $(12,124.17)(a)

Total Balance
  (Months 5,4,3)         $594,222,587.99(b)

Loss Ratio [(a/b)(12)]         (0.0245)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $237,705.60       $445,902.07       $469,386.78
  As % of Beginning
    Pool Balance                                                    0.12330%          0.23687%          0.25812%
  Three Month Average                                               0.14324%          0.12670%          0.20610%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer